Exhibit 10.3


                              EMPLOYMENT AGREEMENT

     This Employment Agreement is made and entered into effective as of the date set forth below (the "Effective Date") by and between IPIX Corporation, a Delaware corporation having an office at 8000 Towers Crescent Drive, Suite 1350, Vienna, Virginia 22182 ("Company"), and the individual named below ("Executive").

     WHEREAS, the Company wishes to employ Executive initially in the positions and with the titles set forth in Exhibit A and upon the terms and conditions hereinafter set forth, and Executive desires to serve in such capacities upon the terms and conditions hereinafter set forth.

     NOW, THEREFORE, in consideration of the premises and of the mutual covenants and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Executive hereby agree as follows:

     1. Term. Executive's employment under this Agreement shall commence on the Effective Date and shall continue indefinitely as set forth herein until termination of Executive's employment as provided in Section 6 hereof (the "Term of Employment"). If Executive's employment is terminated pursuant to Section 6 hereof, the Term of Employment shall expire as of the Termination Date (as defined in Section 6 hereof).

     2. Duties and Activities. During the Term of Employment, Executive will faithfully perform those duties and responsibilities as are commensurate with the positions set forth in Exhibit A. Executive shall report to the Company's President and Chief Executive Officer ("CEO"). Executive shall participate in and perform such other responsibilities and duties as may be reasonably determined in the future by the Company's President and CEO. Executive will devote Executive's entire business time, attention and energy and use best efforts to advance the business and welfare of the Company. Executive shall not engage in any other employment activities for any direct of indirect remuneration, except that Executive may continue to devote reasonable time to the management of personal investments and participate in community and charitable affairs so long as such activities do not interfere with Executive's performance of his duties under this Agreement. Executive may serve on the Board of Directors or Advisory Board of other for profit companies with the prior consent of the Company's Board of Directors, which will not be unreasonably withheld.

     3. Former Employers. Executive represents and warrants that employment by the Company will not conflict with and will not be constrained by any prior or current employment, consulting or other relationship. Executive represents and warrants that Executive does not possess confidential information arising out of any such employment, consulting or other relationship, which, in Executive's best judgment, would be utilized in connection with employment by the Company. Executive has documented in Exhibit B any prior inventions claimed by Executive.

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     4. Compensation

     4.1 Base Salary. In consideration for Executive's services under this Agreement, Executive will be paid a salary at an annual rate set forth in Exhibit A, or at such other annual salary rate as determined by the Company's Board of Directors or its Compensation Committee, but in any event at least equal to the salary rate in effect immediately preceding any change thereto Executive s annual salary rate in effect from time to time is referred to herein as the `Base Salary" Executive's Base Salary shall be paid in semi-monthly installments Executive's Base Salary will be reviewed on or about January 1, 2006 and annually thereafter.

     4.2 Bonus Compensation. Executive shall be eligible to receive Bonus Compensation of twenty percent (20%) of Executive's Base Salary based on achievement of target objectives The Company and Executive will agree upon target objectives and performance goals Bonus Compensation may exceed 20% at the sole discretion of the Company's Board of Directors Executive's compensation by payments of Base Salary and Bonus Compensation shall not be deemed exclusive and shall not prevent Executive from participating in any other incentive compensation, profit sharing or benefit plan made available by the Company to its executives generally The Base Salary payments hereunder shall not in any way limit or reduce any other obligation of the Company hereunder, and no other compensation, benefit or payment hereunder shall in any way limit or reduce the obligation of the Company to pay Executive's Base Salary.

     4.3 Stock Option Grant. The Company shall grant to Executive an incentive stock option (the "Option"), (to the extent permitted by the applicable provisions of Section 422 of the Internal Revenue Code) to purchase the number of shares of the common stock of the Company as set forth in Exhibit A, and shall include the following terms

          (a) The Option will vest as set forth in Exhibit A.

          (b) The exercise price for the Option shall be as set forth in Exhibit A, as appropriately adjusted for stock splits, stock dividends, and the like.

          (c) The Option shall be exercisable pursuant to the terms of the Company's employee stock option plan except that if the Executive is terminated by the Company without Cause (as defined in Section 6.1(c) hereof) or by the Executive for Good Reason (as defined in Section 6 1(e)) then the Option shall be exercisable within ninety (90) days after such termination.

          (d) Issuance and exercise of the Option shall be in accordance with all applicable securities laws and the other terms and conditions of the Company's Stock Option Plan and form of the Stock Option Agreement, and, except as set forth herein, shall be issued and exercised pursuant to the terms of the Company's Stock Option Plan.

          (e) The Option will have a term of ten years; and


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          (f) In the event of a Change of Control of the Company (an "EIP Change of Control"), as defined in the Company's 2001 Equity Incentive Plan, as amended (the "EIP"), the Option shall vest as provided in paragraph 14 entitled "Consequences of a Change of Control".

     5. Benefits.

     5.1 Participation. Executive shall be entitled to participate in all fringe benefit programs maintained by the Company and made available to its executive officers from time to time. The Company shall maintain for Executive disability, health, vision, life, dental and prescription drug coverage, and 40 1(k) participation comparable to that provided to executives of the Company. Executive shall be entitled to twenty (20) days of paid vacation per year, which vacation time shall accrue in accordance with the Company's policies. Executive shall be entitled to coverage under directors' and officers' insurance, and to indemnity under the Company's Articles of Incorporation and By-Laws, to the same extent as other corporate officers of the Company.

     5.2 Expenses. The Company will pay or reimburse Executive for such reasonable travel, entertainment or other business expenses incurred on behalf of the Company in connection with the performance of Executive's duties hereunder but only to the extent that such expenses were either specifically authorized by the Company or incurred in accordance with policies established by the Company for executives and provided that Executive shall furnish the Company with such evidence relating to such expenses as the Company may reasonably require to substantiate such expenses for tax purposes.

     6. Termination of Employment.

     6.1  Circumstances of Termination.  Notwithstanding  the terms set forth in
Section 1 hereof, Executive's employment shall terminate under any of the following circumstances and the date of such an occurrence, unless otherwise provided below, shall be Executive's "Termination Date":

          (a) Death. Immediately, in the event of Executive's death.

          (b) Permanent Disability. At the option of the Company, if Executive becomes physically or mentally incapacitated or disabled so that (i) Executive is unable to perform for the Company substantially the same services as Executive performed prior to incurring such incapacity or disability or to devote a substantial portion of Executive's business time or use Executive's best efforts to advance the business and welfare of the Company or otherwise to perform Executive's duties under this Agreement,
     (ii) such condition exists for an aggregate of six (6) months in any twelve
     (12) month consecutive calendar period, and (iii) such incapacity or disability is incapable of reasonable accommodations under applicable law, including but not limited to the Americans with Disabilities Act of 1990, as amended (a "Permanent Disability"). In such event, the Termination Date shall be the date of determination of Permanent Disability as set forth above. The Company, at its option and expense, is entitled to retain a

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     physician  reasonably  acceptable  to Executive to confirm the existence of such incapacity or disability, and the determination of such physician is binding upon the Company and Executive.

          (c) Cause.  At the option of the Company, immediately if Executive:

               (i) has been convicted of a felony; or

               (ii) has embezzled or misappropriated Company funds or property or that of the Company's customers, suppliers or affiliates; or

               (iii)  has  violated  any  material   term  of  this   Employment
          Agreement; or

               (iv) has demonstrated gross negligence or willful misconduct in connection with the performance of Executive's duties hereunder; or

               (v) presented false or misleading information in connection with his employment application;

(any of the foregoing, "Cause"); provided, however, that with respect to subsections (iii) and (iv) above, the Company's right to terminate Executive shall be conditioned on (A) the Company giving Executive written notice specifically referring to the pertinent subsection above and describing the specific circumstances and/or actions purportedly giving rise to the occurrence of such item; and (B) failure by Executive, within ten (10) days after receipt of any such notice, to cease the actions and/or cure, reinstate or rectify the circumstances described in such notice to the reasonable satisfaction of the Board of Directors, With respect to these subsections, the Company shall have the right to place Executive on paid administrative leave pending investigation of the circumstance(s) or action(s) purportedly giving rise to the occurrence of such items. In such event, the Termination Date shall be the date the Board of Directors determines that Cause exists after the expiration of the foregoing investigation, cure or rectification period, if applicable.

          (d) Without Cause. At the option of the Company, at any time for any reason other than those referred to above or for no reason at all, whereupon the Company shall be obligated to make those payments set forth in Section 7 hereof but if, and only if, Executive executes a valid and comprehensive release of any and all claims that the Executive may have against the Company in a form provided by the Company, which form shall consist solely of a valid and comprehensive release.

          (e) Resignation by Executive for Good Reason. By Executive, at Executive's option:

               (i) because the Company has unreasonably reduced the role or responsibilities of Executive;

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               (ii)  because the Company  causes  Executive to report to someone other than the person who is the President and CEO on the Effective Date, without the consent of Executive;

               (iii) because the Company has reduced Executive's Base Salary from the level in effect immediately prior to such change, with the exception of a company-wide reduction of compensation due to economic considerations, provided that the foregoing shall not limit or derogate from the Company's obligations set forth in Section 4 above;

               (iv) because the Company has breached any material term of this Agreement other than as noted in subsections (i) and (H) above;

               (v) the Company relocates its principal executive office to a location more than 25 miles from its location on the Effective Date; or

               (vi) in the event of a Change of Control of the Company, as defined in Section 6.6 hereof;

(any of the foregoing, "Good Reason"); provided, however, that with respect to subsections (i), (ii), (iii), (iv) and (v) above, the Company's right to terminate Executive shall be conditioned on (A) Executive giving the CEO or the Chairman of the Board of Directors written notice specifically referring to the pertinent subsection above and describing the specific circumstances and/or actions purportedly giving rise to the occurrence of such item; and (B) failure by the Company, within ten (10) days after receipt of any such notice, to cease the actions and/or cure, reinstate or rectify the circumstances described in such notice to the reasonable satisfaction of Executive. in such event, the Termination Date shall be the date the Executive determines that Good Reason exists after the expiration of the foregoing cure or rectification period, if applicable. In the event that Executive terminates this Agreement for Good Reason, the Company shall become obligated to make those payments set forth in
Section 7 hereof

          (e) Resignation by Executive Without Good Reason. By Executive, at Executive's option, without Good Reason, upon fourteen (14) days' notice, in which event the Termination Date shall be fourteen (14) days after the notice date.

     6.2 Notice of Termination. Any intent to terminate employment by Executive pursuant to Section 6.1(e) shall be communicated by written notice to the Company setting forth in detail the specific actions deemed to constitute Good Reason. If the Company does not respond within ten (10) days from such notice, the resignation shall be deemed effective, The Company may, within the ten (10) day period, correct such condition giving rise to Executive's notice or dispute Executive's claims by giving written notice of such dispute.

     6.3 At-Will Employment. Notwithstanding the Company's obligations described in Sections 6 and 7, Executive's employment with the Company will be on an "at will" basis, meaning that either Executive or the Company may terminate

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Executive's  employment  at any time for any reason or no reason.  The "at-will"
nature of Executive's employment may only be changed by a writing signed by the President of the Company.

     6.4 Resignation. Upon termination of employment, Executive shall be deemed to have resigned from the Board of Directors of the Company if Executive is then a Director, and from all other offices, titles and positions he may then hold in connection with his employment by the Company.

     6.5 Cooperation. After notice of termination and until the Termination Date, Executive shall cooperate with the Company, as reasonably requested by the Company, to effect a transition of Executive's responsibilities and to ensure that the Company is aware of all matters being handled by Executive.

     6.6 Change of Control. For purposes of this Agreement (other than with respect to stock options, which are governed by the EIP), a "Change of Control of the Company" shall be deemed to have occurred if:

          (a) Any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes a "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the voting power of the then outstanding securities of the Company;

          (b) The stockholders of the Company approve (or, if stockholder approval is not required, the Board approves) an agreement providing for
     (i) the merger or consolidation of the Company with another corporation where the stockholders of the Company, immediately prior to the merger or consolidation, will not beneficially own, immediately after the merger or consolidation, shares entitling such stockholders to a majority of all votes to which all stockholders of the surviving corporation would be entitled in the election of directors, or where the members of the Board, immediately prior to the merger or consolidation, would not, immediately after the merger or consolidation, constitute a majority of the board of directors of the surviving corporation, (H) a sale or other disposition of all or substantially all of the assets of the Company, or (Hi) a liquidation or dissolution of the Company;

          (c) Any person has commenced a tender offer or exchange offer for fifty percent (50%) or more of the voting power of the then outstanding shares of the Company;

          (d) Directors are elected such that a majority of the members of the Board shall have been members of the Board for less than two years, unless the election or nomination for election of each new director who was not a director at the beginning of such two-year period was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period.

     7.  Payments Upon Termination of Employment.

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     7.1  Payments.  In addition to any rights  Executive may have under Section
4.3 on the Termination Date:

          (a)  If  the  Company  terminates  Executive's  employment  for  Cause pursuant to Section 6.1(c), or if Executive voluntarily terminates employment without Good Reason, the Company's obligation to compensate Executive shall in all respects cease as of the Termination Date, except that the Company shall pay to Executive within 30 days the Base Salary accrued under Section 4.1, a pro-rata amount of any Bonus or other compensation earned under Section 4.2, the value of accrued vacation time pursuant to Section 5.1 hereof, and the reimbursable expenses incurred under Section 5.2 of this Agreement, in each case up to such Termination Date (the "Accrued Obligations").

          (b) If Executive's employment is terminated by the Company other than for Cause pursuant to Section 6.1(c) or by Executive for Good Reason pursuant to Section 6.1(e), then the Company's obligation to compensate Executive shall in all respects cease, except that within thirty (30) days after the Termination Date the Company shall pay Executive the Accrued Obligations and during the period ending on the expiration of the twelfth
     (12th) month following the Termination Date the Company shall pay to Executive each month one-twelfth (1/12th) of the annual Base Salary of Executive in effect at the Termination Date (all of the foregoing, the "Severance Payments"); provided, however, that in the event such termination occurs within two (2) years after a Change of Control of the Company, the full amount of the Continuation Payments will be paid in a lump sum within ten (10) days of the termination. Notwithstanding the foregoing, the Company shall be excused from fulfilling the obligations of this Section 7.1(b) if Executive breaches Executive's obligations under this Agreement or the Confidentiality Agreement.

          (c) If Executive's employment is terminated due to the death of Executive, the Company's obligation to compensate Executive shall in all respects cease as of the Termination Date, except that within thirty (30) days after the Termination Date, the Company shall pay Executive's estate or legal representative the Severance Payments.

          (d) If Executive's employment is terminated upon the Permanent Disability of Executive, the Company's obligation to compensate Executive with respect to Base Salary (as in effect on the Termination Date) shall continue for up to six (6) months or until Executive is eligible for long-term disability payments from the Company's insurance provider, whichever is sooner. In addition, the Company shall pay Executive the Severance Payments within 30 days after the Termination Date.

     7.2 Medical Benefits. If Executive's employment is terminated by the Company other than for Cause pursuant to Section 6.1(c) or by Executive for Good Reason pursuant to Section 6.1(e), the Company shall reimburse the Executive for the amount of Executive's premium payments for group health coverage, if any, elected by the Executive pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA"); provided, however, that the

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Executive shall be solely  responsible  for all matters  relating to Executive's continuation  of coverage  pursuant  to COBRA,  including  (without  limitation)
Executive's election of such coverage and Executive's timely payment of premiums; provided further, that upon the earlier to occur of(C) the time that the Executive no longer constitutes a Qualified Beneficiary (as such term is defined in Section 4980B(g)(1) of the Internal Revenue Code of 1986, as amended) and (D) the date [six (6)] months following the Executive's termination, the Company's obligations to reimburse the Executive under this subsection (ii) shall cease.

     7.3 Effect on this Agreement. Any termination of Executive's employment under this Agreement shall not affect the continuing operation and effect of this Section and Section 8 hereof which shall continue in full force and effect with respect to the Company and Executive, and their heirs, successors and assigns. Nothing in Section 6 hereof shall be deemed to operate as a release, settlement or discharge of any liability of Executive to the Company or others from any action or omission by Executive enumerated in Section 6.1(c) hereof as a possible basis for termination of Executive's employment for Cause.

     7.4 No Duty to Mitigate. Subject to the provisions of the Confidentiality Agreement and Section 8 of this Agreement, Executive shall be free to accept such employment and engage in such business as Executive may desire following the termination of employment hereunder, and no compensation received by Executive therefrom shall reduce or affect any payments required to be made by the Company hereunder except to the extent expressly provided herein or in the benefit plans of the Company.

     8. Post-Employment Activities.

     8.1 Conditional Nature of Severance Payments: Non-Competition. Executive acknowledges that the nature of the Company's business is such that during the term of employment and for twelve (12) months following termination of Executive's employment with the Company (the "Noncompete Period"):

          (a) if Executive were to become employed by, or substantially involved in, the business of a Competitor, it would be very difficult for the
     Executive not to rely on or use the Company's trade secrets and confidential information. A "Competitor" is defined as any person, entity or division, whether now existing or hereafter established, which directly competes with the products and services of the Company. To avoid the inevitable disclosure of the Company's trade secrets and confidential information, Executive agrees and acknowledges that the Executive's right to receive the severance payments and other benefits set forth in Section 7 (to the extent the Executive is otherwise entitled to such payments) shall be conditioned upon (a) the Executive not directly or indirectly engaging in (whether as an employee, consultant, proprietor, partner, director or otherwise), nor having any ownership interest directly or indirectly in more than one percent (1%) in, or participating in the financing, operation, management or control of, a Competitor; provided, however that Executive may be employed by a division of a Competitor so long as such division does not engage in activities that directly compete with the

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     products  and  services  of the  Company  and  Executive  is  otherwise  in compliance with all other provisions of this Section 8, and (b) Executive continuing to observe, and not be in breach of, the provisions of the
     Confidentiality   Agreement  and  Invention   Assignment   Agreement   (the
     "Confidentiality Agreement") entered into by Executive and the Company. Upon any breach of this Section or the Confidentiality Agreement, all severance payments pursuant to Section 7 shall immediately cease.

          The obligations under the Confidentiality Agreement shall survive termination of this Agreement for any reason.

          (b) Executive shall not, without the prior written consent of the Company, directly or indirectly, (i) solicit, request, cause or induce any person who is at the time, or 12 months prior thereto had been, an employee of or a consultant of the Company to leave the employ of or terminate such person's relationship with the Company or (ii) attempt to interfere with any business agreement or relationship existing between the Company and/or its affiliates with a third party.

          (c) Executive shall not disparage the business reputation of the Company (or its management team) or take any actions that are harmful to the Company's goodwill with its customers, content providers, bandwidth or other network infrastructure providers, vendors, employees, the media or the public. Executive recognizes that such actions would cause irreparable harm for which there is no adequate remedy at law and that the Company may seek in state or federal court, and is entitled to, a temporary restraining order and to preliminary and permanent injunctive relief in state or federal court to stop any such conduct or statements for any breach or threatened breach of this Section 8 during the term of employment and for a period of two years thereafter. The Company shall not disparage the business reputation of Executive.

          (d) The Company spends considerable amounts of time, money and effort in developing and maintaining good will in its industry. Executive agrees the covenants contained within this Section 8: (i) are reasonable and necessary in all respects to protect the goodwill, trade secrets, confidential information, and business interests of Company; (ii) are not oppressive to Executive; and (iii) do not impose any greater restraint on Executive than is reasonably necessary to protect the goodwill, trade secrets, confidential information and legitimate business interests of Company.

          (e) Executive acknowledges and agrees that promises made by the Company in this Agreement such as (i) the establishment of an employment relationship and (ii) the commitment to provide severance compensation in the event of the termination of Executive's employment for reasons other than Cause (subject to certain requirements on the part of Executive), constitute one form of consideration for Executive's agreement to and compliance with the restrictive covenants in this Agreement. Executive acknowledges and agrees that Company's agreement to provide Executive with access to Company's confidential and proprietary information is a separate form of consideration supporting the restrictive covenants in this Agreement. Executive acknowledges and agrees that the Company's agreement to permit the use of the Company's goodwill with the Company's customers, investors and content providers is a separate form of consideration supporting the restrictive covenants in this Agreement.

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     Executive   acknowledges  and  agrees  that  the  Company's  commitment  to providing Executive with unique skill development and training in IPIX's business and technology is a separate form of consideration supporting the restrictive covenants in this Agreement

     8.2 Exclusions. No provision of this Agreement shall be construed to preclude Executive from performing the same services which the Company hereby retains Executive to perform for any person or entity which is not a Competitor of the Company upon the expiration or termination of Executive's employment (or any post-employment consultation) so long as Executive does not thereby violate any term of the Confidentiality Agreement.

     9. Remedies. Executive's obligations under the Confidentiality Agreement and under Section 8 of this Agreement shall survive the expiration or termination of Executive's employment (whether through Executive's resignation or otherwise) with the Company Executive acknowledges that a remedy at law for any breach or threatened breach by Executive of the provisions of the Confidentiality Agreement or Section 8 would be inadequate and Executive therefore agrees that the Company shall be entitled to injunctive relief in any court of competent jurisdiction m the case of any such breach or threatened breach Executive acknowledges that this Section does not limit the Company's right to seek monetary damages for breach of this Agreement

     10. Miscellaneous

     10.1 Notice. All notices, requests, consents and other communications hereunder shall be in writing, shall be addressed to the receiving party's address set forth below or to such other address as a party may designate by notice hereunder, and shall be either (i) delivered by hand, (ii) made by telecopy, (iii) send by overnight courier, or (iv) sent by registered or certified mail, return receipt required, postage prepaid.

                            If to the Company       IPIX Corporation
                                                    8000 Towers Crescent Drive
                                                    Suite 1350
                                                    Vienna, Virginia 22182

                            If to Executive         Home address of Executive as
                                                    maintained in the Company's
                                                    personnel records

     10.2 Modification and No Waiver of Breach. No waiver or modification of this Agreement shall be binding unless it is in writing signed by the parties hereto No waiver by a party of a breach hereof by the other party shall be deemed to constitute a waiver of a future breach, whether of a similar or dissimilar nature, except to the extent specifically provided in any written waiver under this Section.

     10.3 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE COMMONWEALTH OF VIRGINIA WITHOUT REFERENCE TO THE CONFLICT OF LAW PRINCIPLES OF VIRGINIA ALL QUESTIONS RELATING

TO THE VAL1DITY AND PERFORMANCE HEREOF AND REMEDIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAW.

     10.4  Counterparts.   This  Agreement  may  be  executed  in  one  or  more
counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same agreement.

     10.5 Captions. The captions used herein are for ease of reference only and shall not define or limit the provisions hereof.

     10.6 Assistance in Litigation. Executive shall, during and after termination of employment, upon reasonable notice, furnish such information and proper assistance to the Company as may reasonably be required by the Company in connection with any litigation in which it or any of its subsidiaries or affiliates is, or may become a party, provided, however, that such assistance following termination shall be furnished at mutually agreeable times and for mutually agreeable compensation.

     10.7 Entire Agreement. This Agreement, any written agreement referred to herein and the Exhibits hereto constitute the entire agreement between the parties hereto relating to the matters encompassed herby and supersede any prior or contemporaneous written or oral agreements.

     10.8 Successors.

          (a) Any successor to the Company (whether direct or indirect and whether by purchase, lease, merger, consolidation, liquidation or otherwise) to all or substantially all of the Company's business and assets shall assume the obligations under this Agreement and agree expressly to perform the obligations under this Agreement in the same manner and to the same extent as the Company would be required to perform such obligations m the absence of a succession For all purposes under the Agreement, the term `Company' shall include successor to the Company s business and assets that executes and delivers the assumption agreement described in this subsection
     (a) or which becomes bound by the terms of this Agreement by operation of law.

          (b) The terms of this Agreement and all rights of Executive hereunder shall inure to the benefit or, and be enforceable by, Executive's personal or legal representatives, executors, administrators, successors, heirs, devisees and legatees.


     IN WITNESS HEREOF, this Agreement has been duly executed as of the Effective Date set forth below.


                                     IPIX CORPORATION


                                     By: ________________________________
                                         Clara M Conti,
                                         President and Chief Executive Officer

                                     EXECUTIVE


                                     ____________________________________
                                     Charles A Crew


                                     Effective Date _____________________

                                    EXHIBIT A


Name:                      Charles A. Crew

Titles: Executive Vice President, Chief Financial Officer, Treasurer and Secretary of the Company

Direct Supervisor:         Clara M. Conti, President and Chief Executive Officer

Annual Base Salary:        $200,000.00

Stock Options:

      Number:             250,000 options to purchase Common Stock
      Type:               Incentive Stock Options (ISOs)
      Exercise Price:     The fair market value of the Common Stock of the
                          Company as of the date of grant, as determined by the
                          Board of Directors
      Vesting start date: Executive's first day of full-time employment with the
                          Company (the "Vesting Start Date")
      Vesting terms:      (1) Options to purchase 71,428 shares shall vest and
                          first become exercisable on the first (1st) anniversary of the Vesting Start Date; (2) options to purchase 5,953 shares shall vest and first become exercisable monthly thereafter for each of the next twenty nine (29) months; and (3) any remaining unvested options constituting the Option shall vest and first become exercisable forty-two (42) months after the Vesting Start Date.

Other (state "None" if no other items should be noted): NONE

                                       IPIX CORPORAT1ON


                                       By:________________________________
                                           Clara M. Conti,
                                           President and Chief Executive Officer

                                       EXECUTIVE:


                                       ___________________________________
                                       Charles A. Crew

                                       Effective Date: ___________________

                                    EXHIBIT B

                                PRIOR INVENTIONS


[NONE]